 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):November 6, 2015

AMERICAN PUBLIC EDUCATION, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 6, 2015, American Public Education, Inc. (the “Company”), announced that Harry T. Wilkins, the Chief Executive Officer of Hondros College of Nursing and Chief Development Officer of the Company, will retire on or about December 4, 2015 (but no later than the end of calendar year 2015) (the “Retirement Date”).  Mr. Wilkins has agreed to remain in his role of Chief Executive Officer of Hondros through the Retirement Date and to help the Company identify a permanent or interim replacement.  Mr. Wilkins has agreed to consult with the Company after the Retirement Date for a period of eighteen months, particularly to work on the transition to the next chief executive officer of Hondros.  The Company’s Chief Executive Officer, Dr. Wallace E. Boston, said “Harry has been an integral part of our Company and its most important events and advances for over ten years.  I want to thank him for his service to the Company, I wish him well in his retirement, and I appreciate his willingness to work with us as we transition to new leadership at Hondros.”

In connection with Mr. Wilkins’s retirement, he and the Company entered into a letter agreement dated November 6, 2015 (the “Letter Agreement”) to formalize the terms of his departure.  For purposes of his Amended and Restated Employment Agreement dated April 28, 2014 (the “Employment Agreement”), Mr. Wilkins’s departure from the Company will be treated as a termination of employment by Mr. Wilkins for “good reason” and he will be entitled to the benefits provided for in the Employment Agreement in that circumstance.  The Letter Agreement provides that Mr. Wilkins will also continue to vest in his outstanding equity awards for an 18-month period after his Retirement Date. The foregoing is a summary of material terms of the Letter Agreement and the Employment Agreement and is qualified in its entirety by reference to those agreements, which are filed, respectively, as Exhibit 99.1 to this Current Report and as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 2, 2014.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description

10.1		Letter Agreement dated November 6, 2015, by and among American Public Education, Inc. and Harry T. Wilkins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: November 6, 2015	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Letter Agreement dated November 6, 2015, by and among American Public Education, Inc. and Harry T. Wilkins

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